Exhibit 99.1

            Milacron's First Quarter Results in Line with
                               Guidance

    CINCINNATI--(BUSINESS WIRE)--April 30, 2007--Milacron Inc. (NYSE:
MZ), a leading global supplier of plastics-processing technologies and industrial fluids, reported a net loss of $10.8 million, or $0.27 per share,* in the first quarter ended March 31. The loss included $2.4 million in restructuring charges with no tax benefit. This compared to a net loss in the first quarter of 2006 of $9.6 million, or $0.25 per share,* which included $0.6 million in restructuring costs.

    Boosted by operational cost savings from restructuring and global sourcing initiatives, first quarter manufacturing margins rose to 18.7% from 16.6% a year ago, despite lower overall sales. Selling expense increased, as the company continued to expand its sales and distribution networks in faster-growing emerging markets around the world. Most of Milacron's businesses realized earnings improvements but these were countered by weaker performances in North American injection molding related businesses, primarily the result of the ongoing consolidation among automotive suppliers as well as lower demand for building materials.

    Sales in the quarter were $190 million, off from $202 million in the first quarter last year. The decline was almost entirely a result of softness in the North American market for injection molding equipment and related tooling and supplies. New orders of $208 million, down from $225 million a year ago, exceeded shipments, leading to an increase in backlog.

    Net cash used by operations during the quarter was $6.7 million, in line with expectations. This compared to $4.3 million of cash provided by operations in the first quarter of 2006. Cash on hand at the end of the quarter was $35 million, and the company had approximately $38 million available for borrowing under its asset-based revolving credit facility.

    "We are encouraged by the growth we are achieving from our investments to better serve emerging markets as well as our machinery aftermarket businesses in traditional markets," said Ronald D. Brown, chairman, president and chief executive officer. "Our sales to emerging markets were up 24% over the first quarter last year, and our machinery aftermarket businesses were up 9%. These gains helped compensate, to some degree, for the weaker demand in North America."

    * (Based on the average number of shares outstanding during the quarter, without giving effect to the one-for-ten reverse stock split to be proposed and voted on at the company's annual meeting of shareholders on May 2.)

    Segment Results

    Machinery Technologies-North America (machinery and related parts and services for injection molding, blow molding and extrusion supplied from North America, India and China) Weak demand for injection molding equipment offset gains in blow molding and extrusion equipment as well as in aftermarket products and services. Consequently, sales fell to $91 million from $94 million in the same period last year, and new orders fell to $98 million from $114 million a year ago. Despite the lower sales volume, segment earnings improved to $1.8 million from $1.4 million, reflecting savings from restructuring measures implemented in 2006 as well as other cost-cutting actions taken during the quarter.

    Machinery Technologies-Europe (machinery and related parts and services for injection molding and blow molding supplied from Europe) Despite favorable currency translation effects, sales declined to $34 million, $2 million lower than in the first quarter a year ago. New orders, however, rose to $47 million, up from $40 million, with about half of the increase due to currency translation. Cost savings from restructuring, as well as improved pricing, helped narrow the operating loss to $1.2 million, compared to a loss of $2.4 million a year ago.

    Mold Technologies (mold bases and related parts and services, as well as maintenance, repair and operating supplies for injection molding worldwide) Sales in the quarter were $38 million, a decrease from $44 million a year ago, due in part to depressed demand from the automotive sector in North America. The effects of lower shipping volume, partially mitigated by the benefits of restructuring programs implemented in both Europe and North America during 2006, led to an earnings decline to $0.3 million from $1.9 million in the year-ago quarter. Demand for mold technologies products in North America appears to have stabilized over the past few quarters. To compensate for the decline in demand related to U.S. automakers, this segment is actively targeting other industry sectors, such as medical components, as well as suppliers to the "new domestics," in addition to expanding sales and service networks in Asia, Mexico and Eastern European markets.

    Industrial Fluids (water-based and oil-based coolants, lubricants and cleaners for metalcutting and metalforming operations worldwide) Sales of $30 million were even with those in the year-ago quarter, as better pricing and favorable currency translation made up for a decline in shipping volume in North America, due in part to a slowdown in auto and truck component production. Aided by better pricing and lower product liability and other costs, operating earnings rose sharply to $3.3 million from $1.9 million a year ago. This segment continues to develop products for new applications in industries such as aerospace, marine engines and HVAC; and it continues to expand its sales and distribution networks in emerging markets.

    Outlook

    "Backlog in our machinery businesses grew by more than $20 million in the first quarter. Many of these orders are scheduled for shipment in the third and fourth quarter. So, while second quarter sales are likely to show modest improvement over first quarter levels, our backlog gives us confidence for stronger growth in the second half of the year. We continue to believe that 4% to 5% sales growth for 2007 as a whole is reasonable, with virtually all of the increase coming from outside of North America. With the benefits we are deriving from our cost-reduction initiatives, as well as the anticipated rise in shipments in the second half, we expect to see continued quarterly improvement in margins and net earnings and a better year in 2007 for Milacron," Brown said.

    The forward-looking statements above by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results. For further information please refer to the Cautionary Statement included in the company's most recent Form 10-K on file with the Securities and Exchange Commission.

    Investor Conference Call

    Today at 1 p.m. EDT, Milacron will hold an open investor conference call, which can be accessed live at www.milacron.com. The dial-in number for those interested in asking questions is 913-981-4905 or 800-811-8845. A recording of the conference call will be available from 4:00 p.m. today through midnight May 14 on Milacron's website or by phone: 719-457-0820 or 888-203-1112 and providing the access code: 4276046.

    First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids with major manufacturing facilities in North America, Europe and Asia. For further information, visit www.milacron.com or call the toll-free investor line: 800-909-MILA (800-909-6452).



Milacron Inc. and Subsidiaries

                                                    First Quarter 2007

----------------------------------------------------------------------
                                               Three Months Ended
                                                    March 31,
                                           ---------------------------
                                               2007          2006
----------------------------------------------------------------------

Sales                                      $190,302,000  $202,397,000

Loss from continuing operations             (10,663,000)   (9,609,000)
  Per Share
     Basic                                        (0.27)        (0.25)
     Diluted                                      (0.27)        (0.25)

Loss from discontinued operations              (130,000)            -
  Per Share
     Basic                                            -             -
     Diluted                                          -             -

Net loss                                    (10,793,000)   (9,609,000)
  Per Share
     Basic                                        (0.27)        (0.25)
     Diluted                                      (0.27)        (0.25)

Common shares
  Weighted average outstanding for basic
   EPS                                       48,973,000    48,024,000
  Weighted average outstanding for diluted
   EPS                                       48,973,000    48,024,000
  Outstanding at quarter end                 55,746,000    51,276,000

----------------------------------------------------------------------

Notes:
These statements are unaudited and subject to year-end adjustments. The common share amounts, including the weighted average outstanding shares upon which per share amounts are based, do not give effect for the one-for-ten reverse stock split to be proposed and voted on at the company's annual meeting of shareholders on May 2.




Consolidated Earnings
Milacron Inc. and Subsidiaries

                                                    First Quarter 2007

----------------------------------------------------------------------
(In millions, except per-share data)               Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
----------------------------------------------------------------------

Sales                                              $  190.3  $  202.4
Cost of products sold                                 154.8     168.8
                                                   --------- ---------
   Manufacturing margins                               35.5      33.6
      Percent of sales                                 18.7%     16.6%

Other costs and expenses
   Selling and administrative                          35.3      34.2
   Restructuring costs                                  2.4       0.6
   Other income - net                                  (0.2)     (0.1)
                                                   --------- ---------
      Total other costs and expenses                   37.5      34.7
                                                   --------- ---------

Operating loss                                         (2.0)     (1.1)

Interest expense - net                                 (7.7)     (7.6)
                                                   --------- ---------

Loss from continuing operations before income
 taxes                                                 (9.7)     (8.7)

Provision for income taxes                              1.0       0.9
                                                   --------- ---------

Loss from continuing operations                       (10.7)     (9.6)

Discontinued operations - net of income taxes (a)      (0.1)        -
                                                   --------- ---------

Net loss                                           $  (10.8) $   (9.6)
                                                   ========= =========

Loss per common share - basic and diluted
      Continuing operations                        $  (0.27) $  (0.25)
      Discontinued operations                             -         -
                                                   --------- ---------
         Net loss                                  $  (0.27) $  (0.25)
                                                   ========= =========

(a) In 2007, represents adjustments of reserves related to prior divestitures.

----------------------------------------------------------------------

Notes:
These statements are unaudited and subject to year-end adjustments. The common share amounts, including the weighted average outstanding shares upon which per share amounts are based, do not give effect for the one-for-ten reverse stock split to be proposed and voted on at the company's annual meeting of shareholders on May 2.




Consolidated Balance Sheets
Milacron Inc. and Subsidiaries

                                                    First Quarter 2007

----------------------------------------------------------------------
(In millions)                                    March 31,  March 31,
                                                   2007       2006
----------------------------------------------------------------------

Assets
Cash and cash equivalents                        $    34.5  $    44.6
Notes and accounts receivable-net                    109.3      119.8
Inventories                                          171.6      169.0
Other current assets                                  43.0       44.7
                                                 ---------- ----------
    Total current assets                             358.4      378.1
Property, plant and equipment - net                  112.5      115.2
Goodwill                                              87.7       84.3
Other noncurrent assets                               82.2      106.4
                                                 ---------- ----------
    Total assets                                 $   640.8  $   684.0
                                                 ========== ==========

Liabilities and shareholders' deficit
Short-term borrowings and long-term debt due
 within one year (a)                             $    32.1  $     4.8
Trade accounts payable and advance billings and
 deposits                                             94.4      110.8
Accrued and other current liabilities                 82.0       81.8
                                                 ---------- ----------
    Total current liabilities                        208.5      197.4
Long-term accrued liabilities                        228.5      265.1
Long-term debt                                       232.6      232.9
Shareholders' deficit                                (28.8)     (11.4)
                                                 ---------- ----------
    Total liabilities and shareholders' deficit  $   640.8  $   684.0
                                                 ========== ==========


(a) In 2007, $28.1 million was drawn against the revolving credit facility and in 2006, there were no funds drawn against the revolving credit facility. Outstanding letters of credit were $5.6 million in 2007 and $7.9 million in 2006.

------------------------------------------------
Note: These statements are unaudited and subject to year-end adjustments.




Consolidated Cash Flows
Milacron Inc. and Subsidiaries
                                                    First Quarter 2007

----------------------------------------------------------------------
(In millions)                                      Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
----------------------------------------------------------------------

Increase (decrease) in cash and cash equivalents
Operating activities cash flows
   Net loss                                        $  (10.8) $   (9.6)
   Discontinued operations - net of income taxes        0.1         -
   Depreciation and amortization                        4.0       4.1
   Restructuring costs                                  0.3       0.5
   Working capital changes
        Notes and accounts receivable                   4.9      (1.2)
        Inventories                                    (0.3)     (6.7)
        Other current assets                           (0.7)     (0.1)
        Trade accounts payable                         (8.1)      8.5
        Other current liabilities                      (1.1)      5.9
   Deferred income taxes and other - net                5.0       2.9
                                                   --------- ---------
        Net cash provided (used) by operating
         activities                                    (6.7)      4.3

Investing activities cash flows
   Capital expenditures                                (1.6)     (3.7)
   Net disposals of property, plant and equipment       0.1         -
                                                   --------- ---------
        Net cash used by investing activities          (1.5)     (3.7)

Financing activities cash flows
   Repayments of long-term debt                        (0.2)     (0.6)
   Increase (decrease) in short-term borrowings         4.3      (1.8)
   Dividends paid                                      (0.1)        -
                                                   --------- ---------
        Net cash provided (used) by financing
         activities                                     4.0      (2.4)

Effect of exchange rate fluctuations on cash and
 cash equivalents                                       0.2       0.7
                                                   --------- ---------
Decrease in cash and cash equivalents                  (4.0)     (1.1)

Cash and cash equivalents at beginning of period       38.5      45.7

                                                   --------- ---------
Cash and cash equivalents at end of period         $   34.5  $   44.6
                                                   ========= =========

----------------------------------------------------------------------
Note: These statements are unaudited and subject to year-end adjustments.




Segment and Supplemental Information
Milacron Inc. and Subsidiaries

                                                    First Quarter 2007

----------------------------------------------------------------------
(In millions)                                   Three Months Ended
                                                    March 31,
                                            --------------------------
                                               2007          2006
----------------------------------------------------------------------

Machinery technologies North America
   Sales                                    $      91.1   $      94.1
   Operating cash flow (a)                          3.4           2.9
   Segment earnings                                 1.8           1.4
      Percent of sales                              2.0%          1.5%
   New orders                                      97.9         114.0

Machinery technologies Europe
   Sales                                    $      34.4   $      36.3
   Operating cash flow (a)                         (0.2)         (1.6)
   Segment loss                                    (1.2)         (2.4)
      Percent of sales                             -3.5%         -6.6%
   New orders                                      46.6          40.0

Mold technologies
   Sales                                    $      37.9   $      44.4
   Operating cash flow (a)                          1.4           3.3
   Segment earnings                                 0.3           1.9
      Percent of sales                              0.8%          4.3%
   New orders                                      36.7          43.7

Eliminations
   Sales                                    $      (2.8)  $      (2.1)
   New orders                                      (2.8)         (2.3)

   Total plastics technologies
     Sales                                  $     160.6   $     172.7
     Operating cash flow (a)                        4.6           4.6
     Segment earnings                               0.9           0.9
        Percent of sales                            0.6%          0.5%
     New orders                                   178.4         195.4

Industrial fluids
   Sales                                    $      29.7   $      29.7
   Operating cash flow (a)                          3.6           2.3
   Segment earnings                                 3.3           1.9
      Percent of sales                             11.1%          6.4%
   New orders                                      29.7          29.7

Total continuing operations
   Sales                                    $     190.3   $     202.4
   Operating cash flow (a)                          4.4           3.6
   Segment earnings                                 4.2           2.8
   Restructuring costs                             (2.4)         (0.6)
   Corporate expenses                              (3.7)         (3.3)
   Other unallocated expenses                      (0.1)            -
                                            ------------  ------------
   Operating loss                                  (2.0)         (1.1)
      Percent of sales                             -1.1%         -0.5%
   New orders                                     208.1         225.1
   Ending backlog                                 126.6         116.2

(a) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before restructuring costs.

----------------------------------------------------------------------
Note: These statements are unaudited and subject to year-end adjustments.




Reconciliation of Earnings to Operating Cash Flows
Milacron Inc. and Subsidiaries

                                                    First Quarter 2007

----------------------------------------------------------------------
(In millions)                                     Three Months Ended
                                                      March 31,
                                                ----------------------
                                                  2007        2006
----------------------------------------------------------------------

Machinery technologies North America
   Segment earnings                             $     1.8   $     1.4
   Depreciation and amortization                      1.6         1.5
                                                ----------  ----------
   Operating cash flow                                3.4         2.9

Machinery technologies Europe
   Segment loss                                 $    (1.2)  $    (2.4)
   Depreciation and amortization                      1.0         0.8
                                                ----------  ----------
   Operating cash flow                               (0.2)       (1.6)

Mold technologies
   Segment earnings                             $     0.3   $     1.9
   Depreciation and amortization                      1.1         1.4
                                                ----------  ----------
   Operating cash flow                                1.4         3.3

   Total plastics technologies
     Segment earnings                           $     0.9   $     0.9
     Depreciation and amortization                    3.7         3.7
                                                ----------  ----------
     Operating cash flow                              4.6         4.6

Industrial fluids
   Segment earnings                             $     3.3   $     1.9
   Depreciation and amortization                      0.3         0.4
                                                ----------  ----------
   Operating cash flow                                3.6         2.3

Total continuing operations
   Net earnings (loss)                          $   (10.8)  $    (9.6)
   Discontinued operations - net of income
    taxes (a)                                         0.1           -
   Provision for income taxes                         1.0         0.9
   Interest expense - net                             7.7         7.6
   Restructuring costs                                2.4         0.6
   Depreciation and amortization                      4.0         4.1
                                                ----------  ----------
   Operating cash flow                          $     4.4   $     3.6
                                                ==========  ==========

(a) In 2007, represents adjustments of reserves related to prior divestitures.

----------------------------------------------------------------------
Note: These statements are unaudited and subject to year-end adjustments.




Historical Information

----------------------------------------------------------------------
(In millions, except per-share data)

                                                2005
                               ---------------------------------------
                                Qtr 1   Qtr 2   Qtr 3   Qtr 4   Year
----------------------------------------------------------------------

Sales                          $192.3  $208.8  $190.7  $217.1  $808.9
Cost of products sold           160.1   171.0   157.3   174.7   663.1
Cost of products sold related
 to restructuring                   -       -       -       -       -
                               ------- ------- ------- ------- -------
     Total cost of products
      sold                      160.1   171.0   157.3   174.7   663.1
                               ------- ------- ------- ------- -------

   Manufacturing margins         32.2    37.8    33.4    42.4   145.8

Other costs and expenses
   Selling and administrative    33.5    33.7    31.3    35.3   133.8
   Refinancing costs (a)            -       -       -       -       -
   Restructuring costs (b)        0.4     0.3     0.1     0.8     1.6
   Other - net                   (1.0)    0.2     1.3    (0.1)    0.4
                               ------- ------- ------- ------- -------
      Total other costs and
       expenses                  32.9    34.2    32.7    36.0   135.8
                               ------- ------- ------- ------- -------

Operating earnings (loss)        (0.7)    3.6     0.7     6.4    10.0

Interest expense - net           (8.2)   (7.0)   (7.7)   (7.4)  (30.3)
                               ------- ------- ------- ------- -------

Loss from continuing
 operations before income
 taxes                           (8.9)   (3.4)   (7.0)   (1.0)  (20.3)

Provision (benefit) from
 income taxes                     0.2     1.0     0.6    (5.6)   (3.8)
                               ------- ------- ------- ------- -------

Earnings (loss) from
 continuing operations           (9.1)   (4.4)   (7.6)    4.6   (16.5)

Discontinued operations - net
 of income taxes (c)
   Net gain on divestitures         -     0.6     0.7     1.2     2.5
                               ------- ------- ------- ------- -------
      Total discontinued
       operations                   -     0.6     0.7     1.2     2.5

                               ------- ------- ------- ------- -------
Net earnings (loss)             $(9.1)  $(3.8)  $(6.9)   $5.8  $(14.0)
                               ======= ======= ======= ======= =======

Earnings (loss) per common
 share
   Basic
      Continuing operations    $(0.22) $(0.12) $(0.20)  $0.06  $(0.47)
      Discontinued operations       -    0.01    0.02    0.03    0.05
                               ------- ------- ------- ------- -------
         Net earnings (loss)   $(0.22) $(0.11) $(0.18)  $0.09  $(0.42)
                               ======= ======= ======= ======= =======
   Diluted
      Continuing operations    $(0.22) $(0.12) $(0.20)  $0.04  $(0.47)
      Discontinued operations       -    0.01    0.02    0.01    0.05
                               ------- ------- ------- ------- -------
         Net earnings (loss)   $(0.22) $(0.11) $(0.18)  $0.05  $(0.42)
                               ======= ======= ======= ======= =======


                                        2006                    2007
                       --------------------------------------- -------
                        Qtr 1   Qtr 2   Qtr 3   Qtr 4   Year    Qtr 1
----------------------------------------------------------------------

Sales                  $202.4  $211.1  $209.1  $197.5  $820.1  $190.3
Cost of products sold   168.8   170.4   169.8   159.2   668.2   154.8
Cost of products sold
 related to
 restructuring              -     0.4     0.1       -     0.5       -
                       ------- ------- ------- ------- ------- -------
     Total cost of
      products sold     168.8   170.8   169.9   159.2   668.7   154.8
                       ------- ------- ------- ------- ------- -------

   Manufacturing
    margins              33.6    40.3    39.2    38.3   151.4    35.5

Other costs and
 expenses
   Selling and
    administrative       34.2    38.3    35.3    32.4   140.2    35.3
   Refinancing costs
    (a)                     -       -       -     1.8     1.8       -
   Restructuring costs
    (b)                   0.6     8.4     2.8     5.1    16.9     2.4
   Other - net           (0.1)   (0.9)    0.6     0.1    (0.3)   (0.2)
                       ------- ------- ------- ------- ------- -------
      Total other
       costs and
       expenses          34.7    45.8    38.7    39.4   158.6    37.5
                       ------- ------- ------- ------- ------- -------

Operating earnings
 (loss)                  (1.1)   (5.5)    0.5    (1.1)   (7.2)   (2.0)

Interest expense - net   (7.6)   (7.9)   (6.8)   (7.7)  (30.0)   (7.7)
                       ------- ------- ------- ------- ------- -------

Loss from continuing
 operations before
 income taxes            (8.7)  (13.4)   (6.3)   (8.8)  (37.2)   (9.7)

Provision (benefit)
 from income taxes        0.9     0.9     0.9    (0.1)    2.6     1.0
                       ------- ------- ------- ------- ------- -------

Earnings (loss) from
 continuing operations   (9.6)  (14.3)   (7.2)   (8.7)  (39.8)  (10.7)

Discontinued
 operations - net of
 income taxes (c)
   Net gain on
    divestitures            -       -       -     0.1     0.1    (0.1)
                       ------- ------- ------- ------- ------- -------
      Total
       discontinued
       operations           -       -       -     0.1     0.1    (0.1)

                       ------- ------- ------- ------- ------- -------
Net earnings (loss)     $(9.6) $(14.3)  $(7.2)  $(8.6) $(39.7) $(10.8)
                       ======= ======= ======= ======= ======= =======

Earnings (loss) per
 common share
   Basic
      Continuing
       operations      $(0.25) $(0.34) $(0.20) $(0.23) $(1.02) $(0.27)
      Discontinued
       operations           -       -       -       -       -       -
                       ------- ------- ------- ------- ------- -------
         Net earnings
          (loss)       $(0.25) $(0.34) $(0.20) $(0.23) $(1.02) $(0.27)
                       ======= ======= ======= ======= ======= =======
   Diluted
      Continuing
       operations      $(0.25) $(0.34) $(0.20) $(0.23) $(1.02) $(0.27)
      Discontinued
       operations           -       -       -       -       -       -
                       ------- ------- ------- ------- ------- -------
         Net earnings
          (loss)       $(0.25) $(0.34) $(0.20) $(0.23) $(1.02) $(0.27)
                       ======= ======= ======= ======= ======= =======


(a) In 2006, represents the write-off of unamortized deferred refinancing fees.

(b) In 2006 and 2007, represents costs related to the consolidation of the global mold technologies and European plastics machinery businesses to reduce their cost structures and improve customer service. In 2005, represents costs related to initiatives to reduce operating and administrative costs.

(c) All years, represents adjustments of reserves related to prior divestitures.

----------------------------------------------------------------------

Notes:
These statements are unaudited and subject to year-end adjustments. The per share amounts are based on the average number of shares outstanding during the quarter, without giving effect to the one-for-ten reverse stock split to be proposed and voted on at the company's annual meeting of shareholders on May 2.




Historical Segment and Supplemental Information

----------------------------------------------------------------------
(In Millions)

                                                2005
                               ---------------------------------------
                                Qtr 1   Qtr 2   Qtr 3   Qtr 4   Year
----------------------------------------------------------------------

Machinery technologies North
 America
   Sales                       $ 87.1  $ 95.4  $ 86.7  $107.3  $376.5
   Operating cash flow (a)        3.5     6.5     5.8     7.8    23.6
   Segment earnings               1.9     4.9     4.3     6.2    17.3
   New orders                    94.9   100.7    89.2    97.9   382.7

Machinery technologies Europe
   Sales                       $ 34.3  $ 41.5  $ 36.8  $ 36.9  $149.5
   Operating cash flow (a)       (1.2)    0.6    (0.5)    0.4    (0.7)
   Segment loss                  (2.2)   (0.5)   (1.5)   (0.8)   (5.0)
   New orders                    35.4    42.7    34.2    40.3   152.6

Mold technologies
   Sales                       $ 44.2  $ 44.4  $ 40.6  $ 44.2  $173.4
   Operating cash flow (a)        3.7     2.1     0.7     3.4     9.9
   Segment earnings (loss)        2.3     0.7    (0.7)    1.6     3.9
   New orders                    45.1    43.4    40.7    44.5   173.7

Eliminations
   Sales                       $ (0.3) $ (0.6) $ (0.5) $ (1.3) $ (2.7)
   New orders                    (0.4)   (0.5)   (0.4)   (1.0)   (2.3)

   Total plastics technologies
      Sales                    $165.3  $180.7  $163.6  $187.1  $696.7
      Operating cash flow (a)     6.0     9.2     6.0    11.6    32.8
      Segment earnings            2.0     5.1     2.1     7.0    16.2
      New orders                175.0   186.3   163.7   181.7   706.7

Industrial fluids
   Sales                       $ 27.0  $ 28.1  $ 27.1  $ 30.0  $112.2
   Operating cash flow (a)        1.9     2.4     2.2     3.9    10.4
   Segment earnings               1.4     1.9     1.8     3.6     8.7
   New orders                    27.0    28.2    27.1    29.8   112.1

Total continuing operations
   Sales                       $192.3  $208.8  $190.7  $217.1  $808.9
   Operating cash flow (a)        4.2     8.5     5.2    12.1    30.0
   Segment earnings               3.4     7.0     3.9    10.6    24.9
   Restructuring costs (b)       (0.4)   (0.3)   (0.1)   (0.8)   (1.6)
   Corporate expenses            (3.5)   (3.0)   (3.0)   (3.3)  (12.8)
   Other unallocated expenses
    (c)                          (0.2)   (0.1)   (0.1)   (0.1)   (0.5)
                               ------- ------- ------- ------- -------
   Operating earnings (loss)     (0.7)    3.6     0.7     6.4    10.0
      Percent of sales           -0.4%    1.7%    0.4%    2.9%    1.2%
   New orders                   202.0   214.5   190.8   211.5   818.8
   Ending backlog                96.0    99.2    99.6    92.7    92.7


                                        2006                    2007
                       --------------------------------------- -------
                        Qtr 1   Qtr 2   Qtr 3   Qtr 4   Year    Qtr 1
----------------------------------------------------------------------

Machinery technologies
 North America
   Sales               $ 94.1  $106.9  $105.7  $ 95.7  $402.4  $ 91.1
   Operating cash flow
    (a)                   2.9     6.0     7.5     6.8    23.2     3.4
   Segment earnings       1.4     4.5     6.0     5.2    17.1     1.8
   New orders           114.0    92.5   105.7    98.8   411.0    97.9

Machinery technologies
 Europe
   Sales               $ 36.3  $ 39.9  $ 39.8  $ 37.4  $153.4  $ 34.4
   Operating cash flow
    (a)                  (1.6)   (0.2)    0.3     0.4    (1.1)   (0.2)
   Segment loss          (2.4)   (1.2)   (0.7)   (0.6)   (4.9)   (1.2)
   New orders            40.0    42.9    30.9    40.3   154.1    46.6

Mold technologies
   Sales               $ 44.4  $ 38.9  $ 37.7  $ 37.8  $158.8  $ 37.9
   Operating cash flow
    (a)                   3.3     1.6     1.3     2.0     8.2     1.4
   Segment earnings
    (loss)                1.9     0.3       -     0.8     3.0     0.3
   New orders            43.7    38.5    37.7    37.9   157.8    36.7

Eliminations
   Sales               $ (2.1) $ (3.9) $ (3.2) $ (2.8) $(12.0) $ (2.8)
   New orders            (2.3)   (3.2)   (2.7)   (3.4)  (11.6)   (2.8)

   Total plastics
    technologies
      Sales            $172.7  $181.8  $180.0  $168.1  $702.6  $160.6
      Operating cash
       flow (a)           4.6     7.4     9.1     9.2    30.3     4.6
      Segment earnings    0.9     3.6     5.3     5.4    15.2     0.9
      New orders        195.4   170.7   171.6   173.6   711.3   178.4

Industrial fluids
   Sales               $ 29.7  $ 29.3  $ 29.1  $ 29.4  $117.5  $ 29.7
   Operating cash flow
    (a)                   2.3     3.3     2.2     4.5    12.3     3.6
   Segment earnings       1.9     2.9     1.9     4.1    10.8     3.3
   New orders            29.7    29.3    29.1    29.4   117.5    29.7

Total continuing
 operations
   Sales               $202.4  $211.1  $209.1  $197.5  $820.1  $190.3
   Operating cash flow
    (a)                   3.6     7.5     7.6    10.1    28.8     4.4
   Segment earnings       2.8     6.5     7.2     9.5    26.0     4.2
   Restructuring costs
    (b)                  (0.6)   (8.8)   (2.9)   (5.1)  (17.4)   (2.4)
   Corporate expenses    (3.3)   (3.1)   (3.6)   (3.6)  (13.6)   (3.7)
   Other unallocated
    expenses (c)            -    (0.1)   (0.2)   (1.9)   (2.2)   (0.1)
                       ------- ------- ------- ------- ------- -------
   Operating earnings
    (loss)               (1.1)   (5.5)    0.5    (1.1)   (7.2)   (2.0)
      Percent of sales   -0.5%   -2.6%    0.2%   -0.6%   -0.9%   -1.1%
   New orders           225.1   200.0   200.7   203.0   828.8   208.1
   Ending backlog       116.2   106.8    98.5   105.7   105.7   126.6


(a) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before restructuring costs.

(b) In 2006 and 2007, represents costs related to the consolidation of the global mold technologies and European plastics machinery businesses to reduce their cost structures and improve customer service. In 2005, represents costs related to initiatives to reduce operating and administrative costs.

(c) In fourth quarter 2006, includes $1.7 million for writing-off unamortized deferred refinancing fees.

------------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.




                                               Updated: April 30, 2007

Note: The amounts below are approximate working estimates, around which an even wider range of numbers could be used for financial modeling purposes. These estimates, by their nature, involve a great number of risks and uncertainties. Actual results may differ as these risks and uncertainties could significantly impact the company's markets, products, and operations.
For further information please refer to the Cautionary Statement included in Item 2 of the company's most recent Form 10-Q on file with the Securities and Exchange Commission.

----------------------------------------------------------------------
                                                       Quarter Ended
                                                      ----------------
(In millions)                                          June 30, 2007
----------------------------------------------------------------------

Projected profit & loss items
  Sales (1)                                                $190 - 203
       Total plastics technologies                          160 - 170
       Industrial fluids                                      30 - 33
  Segment earnings
       Total plastics technologies                              2 - 4
       Industrial fluids                                        3 - 4
  Corporate expenses                                            3 - 4
  Interest expense - net                                        7 - 8
  Provision for income taxes                                        1
  Restructuring costs                                               1
  Earnings (loss) after tax (2)                              (9) - (4)
  Average shares outstanding - basic (3)                      49 - 50
  Average shares outstanding - diluted (3)                  107 - 108

  Earnings per share (3)                              $(0.23) - (0.13)

Projected cash flow & balance sheet items
  Depreciation and amortization                                 4 - 5
  Primary working capital - increase (decrease) (4)            3 - (1)
  Cash pension contribution                                         0
  Capital expenditures                                          3 - 4
  Cash interest                                               13 - 14
  Cash dividends                                           less than 1
  Cash tax                                                 less than 1
  Cash refinancing fees                                             1
  Cash restructuring                                            1 - 2

1 Increased over the same period a year ago due to the strengthening of the Euro of approximately $4 million.

2 Includes $2.7 million of non-cash expense related to the U.S.
   defined benefit plan in quarter ended June 30, 2007 (versus $3.4 million in quarter ended June 30, 2006).

  Includes $1.0 million of expense related to Sarbanes-Oxley compliance in the quarter ended June 30, 2007 (versus $1.1 million in quarter ended June 30, 2006).

3 Based on number of shares before shareholders' meeting, at which a 1-for-10 reverse stock split will be voted on.

4 inventory + receivables - trade payables - advance billings

Comments & explanations

Assumes quarter ended March 31, 2007 foreign exchange rates (e.g., USD/EUR = 1.33520), and no further acquisitions or divestitures.

    CONTACT: Milacron Inc.
             Al Beaupre, 513-487-5918